ASSETS PURCHASE AGREEMENT

Held between

Laboratorios Quipropharma S.A.S. Selling Party

And

Flora Growth Corp Succursal Colombia.
Buying Party

ASSETS PURCHASE AGREEMENT

On the twelfth (12) day of the month of January 2021, among the undersigned:

Laboratorios Quipropharma SAS, a commercial company organized and existing in accordance with the laws of the Republic of Colombia, identified with NIT 800.096.969-5, domiciled in Bogotá DC, represented in this Contract by Víctor Manuel Vera Contreras, of legal age, identified with National card number 19,301,637. (Hereinafter "Quipropharma" or the "Selling Party") and,

Flora Growth Corp Sucursal Colombia, identified with NIT 901.379.188-1, domiciled in Bogotá DC, branch of the foreign company Flora Growth Corp, represented in this act by José Reinaldo Castellanos Bernal identified with National Card number 19.158.484 from Bogotá in his capacity as second general attorney, in accordance with the certificate of existence and legal representation issued by the Cámara de Comercio de Bogotá. (Hereinafter "Flora" or "The Buying Party")
The Selling Party and the Buying Party, hereinafter will be referred to jointly as the "Parties" and individually as a "Party".
The Parties, in the capacity in which they intervene, ensure that they have the necessary legal capacity to be bound by the terms of this Contract prior to the following:

CONSIDERATIONS:

1.
That LABORATORIOS QUIPROPHARMA SAS is a company incorporated and currently existing under the laws of the Republic of Colombia whose corporate purpose is the manufacture, distribution of pharmaceutical products, cosmetics, dietary supplements and phytotherapeutics.

2.	That in exchange for a price, QUIPROPHARMA intends to sell to FLORA a Pharmaceutical Plant including equipment.

3.	The Parties have agreed to enter into this ASSETS PURCHASE AGREEMENT, (hereinafter the “Contract”), in accordance with the following:

CLAUSES
1.
Purpose of the Sale. By virtue of this Agreement, QUIPROFARMA sells the Pharmaceutical Plant to FLORA, composed of the following assets, (hereinafter the “Assets”) The Machinery and Equipment detailed in Annex 1.

1.1
The assets that make up this purchase contract are understood as Ad Corpus, fully covering the material and intangible elements that are inventoried by the parties, in the audit process and in the closed-door negotiation.

2.	Price and payment method. The Buying Party will pay the Selling Party a total price of ONE THOUSAND TWO HUNDRED MILLION COLOMBIAN PESOS ($ 1,200,000,000 COP).
2.1
VAT will not be applied to the purchase price as it involves a transfer of rights and sale of assets that constitute fixed assets for the Purchasing Party, not taxed with VAT in accordance with the provisions of articles 60 and Paragraph 1 of article 420 of the Tax Statute.

2.2	The total price must be paid within five (5) business days following the signing of this contract, a sum which will be consigned in the bank account of the Selling Party:
✔	Bank: AV Villas
✔	Account Type: Savings
✔	Number: [*]
3.
Effective Date. For all purposes of this Contract, the Parties agree that the effective date of the sale and transfer of the Assets under this contract will be the date of this contract (hereinafter “Effective date”).

4.	Specifications on the Purchase of Machinery and Equipment.
4.1
Within the scope of the object of this Contract, the Selling Party will transfer ownership of the Machinery and Equipment used, detailed in Annex 1 (Hereinafter "Machinery and Equipment"), in the state in which they are.

4.2	The Selling Party will make the material delivery of the Machinery and Equipment to the Buying Party for the development of its activities on the Effective Date.

4.3
As of the delivery of the Machinery and Equipment, the Buying Party undertakes to carry out all maintenance and repairs to the Machinery and Equipment at its own cost and assumes the risk of loss or destruction from that date.

5.
Approval of corporate bodies. The conclusion of this contract has been authorized by the General Assembly of Shareholders of the Selling Party. Likewise, the conclusion of this contract has been authorized by the Headquarters of the Buying Party.

6.
Confidentiality. From the date of execution of this Agreement, neither Party may, without the prior written consent of the other Party, directly or indirectly, reveal, communicate, disclose, disseminate, or use any Confidential Information, with the exception of their professional advisers, staff and that of its Affiliates. However, such disclosure of Confidential Information will be allowed, in compliance with Applicable Law or orders from the competent Government Authorities as long as the Party that discloses (i) promptly provides the other Party with notification of any request or requirement for such Confidential Information, and (ii) cooperates with the other Party in order to: (A) legally reduce the amount of Confidential Information disclosed and (B) until concurrent with what the other Party requests, and at the latter's exclusive expense, seek an appropriate protective order or other remedy to limit such disclosure.

This Section in no way replaces or modifies the terms of the Confidentiality Agreements entered into the Parties.
7.	Communications and Notifications. For all legal purposes, the communications and notifications addresses of the Parties will be the following:

Selling Party:

Laboratorios Quipropharma S.A.S,
Attention: Victor Manuel Vera Contreras
Address: Carrera 22 # 164 - 42, of the city of Bogotá D.C.
Emails: felipe.quipro@hotmail.com
Telephone: + 57 (1) 611 11 91

 With a copy (which will not constitute notification) to:

Grupo Legal Andino Ltda.

Address: Carrera 19C # 86 - 30
Office 201 in the city of Bogotá D.C.
Email: alejandro.goyes@grupolegalandino.com

In Health S.A.S.
Address: Calle 140 # 6 - 60 Torre 2 Ap. 301. Email: edgar.rojas@inhealthbp.com

Buying Party:

FLORA GROWTH CORP SUCURSAL COLOMBIA.
Attention: Carolina Mejía Liévano
Address: Calle 93 B # 13 - 50 Oficina 101
Email: carolinamejia@floracolombia.co

8.	Prohibition of Assignment. This Agreement may not be assigned or transferred (in whole or in part) by one Party to another person except with the prior, express and written consent of the other Party.
9.	Modifications, Integrity and Efficacy.
9.1	Any of the stipulations contemplated in this Contract may be modified by agreement of the Parties, which must be expressly stated in a document signed by both.
9.2	Either Party may release or waive the obligations or commitments of the other, provided that such waiver is expressly and in writing.
9.3
The delays or omissions of the Parties in the exercise of any of the rights contemplated in their favor will not be considered or interpreted as release or waivers in the exercise that the Contract and the Applicable Law confer on them.

9.4
This Contract and all its Annexes constitute the integral agreement between the Parties with respect to the object, obligations and commitments contemplated herein, and therefore supersedes and renders without any legal effect any prior agreement, contract or understanding, written or verbal, that the Parties would have had on the same object.

9.5
If any provision of this Contract is prohibited, null, ineffective or cannot be enforced in accordance with Applicable Law, in accordance with the decision of a competent court, the other provisions of the Contract will survive with their full binding and mandatory effects for the Parties, unless the prohibited, null, ineffective or unenforceable provision is essential to the Contract so that the interpretation or fulfillment thereof in the absence of such provision is not possible. In making such a determination, the Parties will negotiate in good faith to modify this Agreement to reflect the original intent of the Parties, as closely as possible.

9.6
None of the Parties will develop any activity, execute any act or enter into any contract or agreement that includes terms that are designed with the purpose of violating the intention of the Parties, as set forth in this Contract.

10.	Penalty Clause.
Failure to comply with this contract carries legal sanctions and fines. The parties agree as a pecuniary penalty to be borne by the party that breaches its obligations under this contract and in favor of the other party, the payment of TWENTY percent (20%) of the total value of the signed contract. To apply this penal clause, the non- compliant party must be required to enter to solve the non-compliance within five (5) calendar days. If, after verifying the arguments and actions carried out, it does not comply with the obligations contracted in this contract, the breach will be notified by collecting the corresponding Penal Clause.

11.	Indemnity.
The parties will remain harmless from damages, losses, expenses and claims that result or arise on the occasion of the execution of this Contract, derived from the breach of their contractual or legal obligations, for the concept of:
a.	Claims or convictions for damages or losses inflicted on its workers or third parties.
b.	Claims, lawsuits or convictions for civil liability against the Purchasing Party and that have been generated prior to the Effective Date.
c.
Sanctions or fines imposed by the authorities of any order, administrative, police, surveillance and control, that have been generated prior to the Effective Date. Consequently, the Selling Party is obliged to directly assume said payments and to compensate the Buying Party for the outlays or expenses that it must face as a result of the breach of the obligations of the Selling Party.

11.1	The indemnity obligation is continuous and will continue even after the termination of the contract.
11.2
In the event that the Buying Party is condemned to any payment for the reasons stated above in the development of this Contract, the Selling Party must assume such values and reimburse them to the Purchasing Party within ten (10) days following the date. of the notification made by the Buying Party. In the event that payment is not obtained, The Selling Party accepts, acknowledges and authorizes the Buying Party to deduct such sums from those that it must pay.

11.3	Each of THE PARTIES undertakes to stand up for the other in any judicial or extrajudicial claim, for the aforementioned reasons, originating from the development of this Contract.

12.	Applicable Law. This Contract will be subject to and must be interpreted in accordance with the Laws in force in the Republic of Colombia (the “Applicable Law”).
Any difference or controversy related to this Contract, will be submitted to the decision in Law of three (3) arbitrators who will be subject to the regulations of the Arbitration Center and Conciliation Association of the Cámara de Comercio de Bogotá. The arbitrators will be appointed by the parties by mutual agreement and, failing that, will be appointed by the Arbitration and Conciliation Center of the Cámara de Comercio de Bogotá, at the request of either party. The arbitration will take place in the city of Bogotá. The court secretary will be made up of one (1) member of the official list of secretaries of the Center for Arbitration and Conciliation of the Cámara de Comercio de Bogotá.

IN ACCORDANCE WITH THE AGREEMENT, the Parties sign this Agreement on the date indicated in the header thereof.

For the Selling Party

/s/Victor Manuel Vera Contreras
LABORATORIOS QUIPROPHARMA S.A.S.
Victor Manuel Vera Contreras DC 19,301,637
Legal representative

By the Buying Party

/s/José Reinaldo Castellanos Bernal
FLORA GROWTH SUCURSAL COLOMBIA
José Reinaldo Castellanos Bernal C.C. 19,158,484
Second General Attorney

ANNEX 1. MACHINARY AND EQUIPMENT.

Equiment name	Origen	Year(antiquity)	Brand	Production Capacity	Condition GRAL
Conveyor Belt # 1	Colombia	2010	Mold Pak	N/A	Okay
RGX10 Liquid Packaging Machine	Colombia	2010	RG	2.000 units / Hour	Modifications
Tank of 1000 L. No 1	Colombia	2010	Mold Pak	1.000 L	Okay
Tank of 500 L.	Colombia	2010	Mold Pak	500 L	Okay
Tank of 1000 L. No 2	Colombia	2010	Mold Pak	1.000 L	Okay
300 L boiling pan. No 1	Colombia	2010	Mold Pak	300 L	Okay
300 L boiling pan No 2	Colombia	2010	Mold Pak	300 L	Okay
Trasigo Pump No 1	Spain	2010	Inoxpa	N/A	Okay
Trasigo Pump No 2	Spain	2010	Inoxpa	N/A	Okay
Pneumatic Packaging Machine	Colombia	2010	RG	500 units / Hour	Okay
Metal tube packaging machine	USA	2000	Gasti	1000 units / Hour	Change of dosing block and general paint
Domino A 200 encoder	USA	2010	Domino	2500 units / Hour	Band tape change.
300 L kettle No 3	Colombia	2010	Mold Pak	300 L	Okay
300 L kettle No 4		2010	Mold Pak	300 L	Okay

	Colombia
Tank of 1000 L. No 3	Colombia	2010	Mold Pak	1.000 L	Okay
Transfer Pump No 3	Spain	2010	Inoxpa	N/A	Okay
Two Nozzle Packaging Machine	Colombia	2010	Mold Pak	1.800 units / Hour	Metering system and main piston arrangement.
Powder Packing Machine	USA	2005	Sisten 400	2.000 units / Hour	Electrical panel arrangement.
Jar Capping Machine	Colombia	2010	Mold Pak	600 units / Hour	Okay
Ribbon Mixer	Colombia	2010	Mold Pak	500 Kg	Gasket, cover and gate
V mixer	Colombia	2010	Mold Pak	100 Kg	Okay
Packaging and Conditioning Line (10 Units)	China	2011	Remach y Bauer	N/A	Env.Caps. band motor arrangement and Etiq. Coding system.
Passenger and Cargo Elevators	Colombia / Germany	2010	Tragfa y Kronel	450 Kg / 200 Kg	Okay
Compressor-Compressed Air System	Germany	2009	Aircenter	120 PSI	Okay
Purified Air System Equipment (10 Units)	Colombia	2010	Gilyco	N/A	Validation, change of filters, pre-filters and belts.
Water Treatment System Equipment	Colombia	2010	Walter Purifers	450 L / Hour	Filter and pressure gauge maintenance
Enlofanadora	Hindu	2011	Pharma Chine	1.500 Foil / Hour	Okay
Jar Blower	Colombia	2010	Mold Pak	1.500 Frascos / Hour	Okay
Hydraulic Stacker	China	2010	Hu Lift	2.500 Kg	Okay

Conveyor Belt # 2	Colombia	2010	Mold Pak	N/A	Okay
Vacuum pump	USA	2012	Thomas	N/A	Okay
Dehumidifier # 1	China	2012	Kenmore	N/A	Okay
Dehumidifier # 2	China	2010	Woods	N/A	Okay
Plastic pipe sealer # 1	Colombia	2013	Thor	1.500 Tubos / Hour	Okay
Horizontal sachetera packaging machine	Colombia	2013	Mec Lec	3.000 Sobres / Hour	Okay
Mobile Shaker	Colombia	2013	Silverson	N/A	Okay
Coloidal Windmill	USA	2000	GW	30 L	Okay
Ventilation system water equipment	Colombia	2014	Villamarin	N/A	Okay
Homogenizer Shaker	Colombia	2015	Silverson	N/A	Okay
Cream packaging machine	China	2015	Thor Hualian	1.500 Tubos / Hour	Okay
Plastic pipe sealer # 2	Colombia	2013	Thor	1.500 Tubos / Hour	Electrical damage, main board.
Semi-automatic encapsulator	China	2017	Sinoped Group	8.000 Cápsulas / Hour	Okay
Automatic liquid packaging machine	Colombia	2018	CTD	1.500 Frascos / Hour	Jar capper arrangement.